UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

Zalatoris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-901886	86-1837862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street

Suite 5801

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (917) 675-3106

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	TCOA.U	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	TCOA	New York Stock Exchange
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TCOA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2024, the New York Stock Exchange (“NYSE”) notified Zalatoris Acquisition Corp. (the “Company”) that NYSE would issue a press release (the “Press Release”) stating that the staff of NYSE Regulation has determined to commence proceedings to delist the securities of the Company from the NYSE pursuant to Section 802.02 of the NYSE Listed Company Manual because the Company was unable to demonstrate that it had regained compliance with the requirement to maintain a minimum of 300 public stockholders as required by Section 802.01B of the NYSE Listed Company Manual by the end of the maximum 18-month compliance plan period. The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange (the “Committee”). The NYSE will announce a suspension date at such time as i) the Company does not request a review by the Committee within 10 business days of this notice, ii) the Company determines that it does not intend to appeal, iii) the subsequent review of the Committee determines that the Company should be suspended, or iv) there are other material developments. After the suspension announcement, the NYSE would then apply to the Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The foregoing description is qualified in its entirety by reference to the press release, attached as Exhibit 99.1 hereto and incorporated herein by reference.

On August 19, 2024, NYSE issued the Press Release, sent the delisting letter, the delisting procedures and the payment remittance information, and notified the Company that it has until September 3, 2024, to appeal the NYSE decision. Under NYSE delisting procedures that the Company received, the Company has a right to a review of the determination by a Committee of the Board of Directors of the Exchange, provided a written request for such a review is filed with the Corporate Secretary of the Exchange, Ms. Martha Redding, 11 Wall Street, 19th Floor New York, NY 10005, and e-mailed to NYSE-DelistingAppeals@theice.com, within ten business days after receiving the notice. Such written request must state with specificity the grounds on which the Company intends to challenge NYSE Regulation’s decision, must indicate whether the Company desires to make an oral presentation to the Committee, and must be accompanied or preceded by payment of a non-refundable appeal fee in the amount of $20,000 and any outstanding listing fees. If the decision is not appealed, we expect the NYSE to file a Form 25 with the SEC to delist the Company’s securities. The Company thereafter would expect to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. If delisted, the Company intends to coordinate with a market maker to apply to trade over the counter with Financial Industry Regulatory Authority (“FINRA”).

The following events led up to the Press Release and delisting letter. Previously, on June 16, 2024, the Company submitted its Quarterly Update to NYSE, which included an overview, a description of the business combination agreement, the business combination timeline, the target’s profile, and a plan for compliance with the public holder requirement. On July 8, 2024, the Company’s counsel attended a conference call with NYSE regarding the broker that the Company would utilize to increase stockholders and submissible evidence of compliance. On July 10, 2024, the Company entered an engagement letter with a broker. On July 11, 2024, the Company’s counsel sent the certified public holder list from the broker to NYSE. On July 12, 2024, NYSE arranged a call with the Company’s counsel, noting their concern as to whether the public holder list of stockholders would remain stockholders for an extended period of time for sustained compliance, and stating that NYSE would be checking over the coming weeks as part of their due diligence to see if the shares remain broadly distributed. On July 23, 2024, the Company’s counsel sent the share range analysis data received from Broadridge. On August 15, 2024, the Company’s counsel received a call from NYSE stating that they planned to proceed with delisting because, based on the data from Broadridge and Mediant, the number of public holders was currently low.

No Offer or Solicitation

This Current Report on Form 8-K (this “Filing”) is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Company’s initial business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom.

Participants in Solicitation

The Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s initial business combination. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2024). Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the Company’s initial business combination may be set forth in a proxy statement. You may obtain free copies of these documents as described above.

Cautionary Statement Regarding Forward-Looking Statements

This Filing is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the Company’s initial business combination and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Filing. To the fullest extent permitted by law under no circumstances will the Company or any of their respective subsidiaries, interest holders, affiliates, representatives, partners, directors, officers, employees, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Filing, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This Filing does not purport to be all-inclusive or to contain all the information that may be required to make a full analysis of the Company or its initial business combination. Readers of this Filing should each make their own evaluation of the same, of the relevance and adequacy of the information and should make such other investigations as they deem necessary. This Filing contains certain “forward-looking statements” within the meaning of the federal securities laws, and the Company’s expectations, plans or forecasts of future events and views as of the date of this Filing. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements, which may include, without limitation, words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will”, “could,” “would,” “should,” “believes,” “predicts,” “potential,” “might,” “continues,” “think,” “strategy,” “future,” and similar expressions, involve significant risks and uncertainties (many of which factors are outside of the control of the Company). The foregoing must not be relied upon as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Forward-looking statements speak only as of the date they are made. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. The Company anticipates that subsequent events and developments may cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. The Company gives no assurance that the Company will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements, and they should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 19, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has caused this report to be signed on its behalf by the undersigned duly authorized officer.

ZALATORIS ACQUISITION CORP.

Date: August 23, 2024	By:	/s/ Stephanos Papadopoulos
Stephanos Papadopoulos
Chief Executive Officer

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